Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-273150) on Form S-4 of RMG Acquisition Corp. III of our report dated July 5, 2023, relating to the consolidated financial statements of H2B2 Electrolysis Technologies, Inc. appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such proxy statement/prospectus.

/s/ RSM US LLP

Houston, Texas
November 13, 2023